Exhibit 99.13


   (Text of graph posted to Ashland Inc.'s website concerning APAC's backlog)

                                  APAC Backlog
                                  ($,Millions)

                                 2000         2001        2002        2003
                                -----        -----       -----       -----

              January           1,241        2,081       2,009       1,806
              February          1,309        2,188       1,886       1,870
              March             1,422        2,111       1,921       1,757
              April             1,589        1,973       1,934       1,746
              May               1,693        2,114       1,698       1,781
              June              1,718        2,076       1,807       1,709
              July              1,852        1,958       1,874       1,710
              August            1,861        1,997       1,876       1,745
              September         1,901        2,029       1,771       1,764
              October           1,977        1,971       1,814       1,748
              November          2,022        1,978       1,817
              December          2,063        2,008       1,784